Exhibit 32.1

Section 1350 Certification of Principal Executive Officer

In connection with the annual report of True 2 Beauty, Inc. (the “Company”) on Form 10-K for the year ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William Bollander, the President and Chief Executive Officer of the Company, and I, Adam Wasserman, Chief Accounting Officer, certify to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 15, 2015	/s/ William Bollander
William Bollander
President and Chief Executive Officer

Date: June 15, 2015	/s/ Adam Wasserman
Adam Wasserman
Chief Accounting Officer